Exhibit 10.36

LEASE AMENDMENT #5

DIAMONDBACK E & P LLC

FASKEN MIDLAND, LLC., (hereinafter called “Lessor”) and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called “Lessee”), for good and valuable consideration the receipt of which is hereby acknowledged, do hereby amend that certain Lease Agreement dated April 19, 2011 and Lease Amendment #1 dated June 6, 2011, Amendment #2 dated August 5, 2011, Amendment #3 dated September 28, 2011 and Lease Amendment #4 dated February 6, 2012 covering approximately 7,381 square feet of Net Rentable Area located on Levels Twelve (12) and Basement of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701, also known as Suite 1210, under the following terms and conditions:

1.	LEASED PREMISES. Effective June 1, 2012, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:

Approximately 9,423 square feet of Net Rentable Area located on Levels Twelve (12) and Basement in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as “Exhibit B-1” and “Exhibit B-2”, on the floors indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,995 square feet of Net Rentable Area (the “Basement Expansion Space”), approximately 1,489 square feet of Net Rentable Area (the “Suite 1220 Expansion Space”), approximately 1,997 square feet of Net Rentable Area (the “Suite 1225 Expansion Space”), 314 square feet of Net Rentable Area (the 12th Floor Expansion Space”) and 2,042 square feet of Net Rentable Area (the “Suite 1280 Expansion Space”). Said demised space represents approximately 2.235% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

2.	TERM. The Lease term for the Suite 1280 Expansion Space added by this amendment shall be for four (4) years, commencing June 1, 2012 and terminating May 31, 2016.

3.	RENT. Effective June 1, 2012, the Base Rent table set forth on Exhibit C of the Lease, Section 2 (Rent) of Amendment #1, Exhibit C-l of Amendment #2 and Exhibit C-2 of Amendment #3 and Exhibit C-3 are hereby deleted and the attached Exhibit C-4 shall be substituted in lieu thereof.

4.	FINISH OUT. Lessee accepts the Leased Premises in “as is” condition and no other finish out shall be required of Lessor. Any alterations to the Leased Premises shall be at Lessee’s sole expense and responsibility.

5.	PARKING. Effective June 1, 2012, Lessor agrees to provide up to five (5) additional parking spaces in the attached parking garage, at the following rates per space per month plus applicable sales tax at Lessee’s election herein:

     @ $95.00 per space per month for Officer Reserved (Basement & Level One) - space may be limited, if available

     @ $75.00 per space per month for Preferred Reserved (Level Two and above) - space may be limited, if available

     @ $55.00 per space per month for General Unreserved

The parking spaces set forth in this section shall be for Lessee and /or Lessee’s employees and Lessor shall have the right to assign parking space as conditions permit. However, Lessor shall not be required to police the use of these spaces. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the parking area(s), and Lessee shall abide thereby. Lessor shall not be liable to Lessee or Lessee’s agents, servants, employees, customers, or invitees for damage to person or property caused by any act of omission or neglect of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such damage.

6.	SUBJECT TO VACATING. Lessor’s duty to tender possession of the Suite 1280 Expansion Space added to the Leased Premises hereunder is subject to the current tenant vacating the Suite 1280 Expansion Space. Provided, however, that if the current tenant does not vacate the Suite 1280 Expansion Space within six (6) months from the proposed effective date hereof, Lessee shall have the right to terminate its obligation to lease the Suite 1280 Expansion Space by delivery of written notification to Lessor.

7.	RATIFICATION. Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution hereby this the 25th day of July, 2012 but to be effective June 1, 2012.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		DIAMONDBACK E & P LLC
By:	JB Fund 1, LLC, Manager
By:	Its Managers
North Waterfront Corporation

By:	/s/ Thomas E. Cooper	By:	/s/ Travis D. Stice
	Thomas E. Cooper	Name:	Travis D. Stice
	Vice President	Title:	President and CEO

JB Financials, Inc.

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

LEASE AMENDMENT #4

DIAMONDBACK E & P LLC

EXHIBIT C-4

	Original Leased Premises - Suite 1210 - 1,586 Sq. Ft.			Suite 1220 Expansion Space - 1,489 Sq. Ft.			Suite 1225 Expansion Space - 1,997 Sq. Ft.
Months	Annual Rate Per SF for Original Leased Premises	Annual Rent for Original Leased Premises	Monthly Rent for Original Leased Premises	Annual Rate Per SF for Suite 1220 Expansion Space	Annual Rent for Suite 1220 Expansion Space	Monthly Rent for Suite 1220 Expansion Space	Annual Rate Per SF for Suite 1225 Expansion Space	Annual Rent for Suite 1225 Expansion Space	Monthly Rent for Suite 1225 Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space
08/01/11 - 10/31/11	$16.00	$25,376.00	$2,114.67
11/1/11 - 11/30/11	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33
12/1/11 - 1/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33	$18.00	$35,946.00	$2,995.50
2/1/12 - 5/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33	$18.00	$35,946.00	$2,995.50
6/1/12 - 5/31/13	$16.75	$26,565.50	$2,213.79	$16.75	$24,940.75	$2,078.40	$18.50	$36,944.50	$3,078.71
6/1/2013 - 5/31/14	$17.50	$27,755.00	$2,312.92	$17.50	$26,057.50	$2,171.46	$19.00	$37,943.00	$3,161.92
06/01/14 - 05/31/15	$18.25	$28,944.50	$2,412.04	$18.25	$27,174.25	$2,264.52	$20.00	$39,940.00	$3,328.33
06/01/15 - 05/31/16	$19.00	$30,134.00	$2,511.17	$19.00	$28,291.00	$2,357.58	$21.00	$41,937.00	$3,494.75

	12th Floor Expansion Space - 314 Sq. Ft.			Suite 1280 Expansion Space - 2,042 Sq. Ft.
Months	Annual Rate Per SF for 12th floor Expansion Space	Annual Rent for 12th floor Expansion Space	Monthly Rent for 12th Floor Expansion Space	Annual Rata Per SF for Suite 1280 Expansion Space	Annual Rent for Suite 1280 Expansion Space	Monthly Rent for Suite 1280 Expansion Space	Total Annual Rent for Suite 1210, 1220, 1225 and 12th Fl.	Total Monthly Rent for Suite 1210, 1220, 1225 and 12th Fl.	Additional Monthly Rent for Basement Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space									$2,826.25
08/01/11 - 10/31/11							$25,376.00	$2,114.67
11/1/11 - 11/30/11							$49,200.00	$4,100.00
12/1/11 - 1/31/12							$85,146.00	$7,095.50
2/1/12 - 5/31/12	$19.00	$5,966.00	$497.17				$91,112.00	$7,592.67
6/1/12 - 5/31/13	$19.50	$6,123.00	$510.25	$20.00	$40,840.00	$3,403.33	$135,413.75	$11,284.48
6/1/2013 - 5/31/14	$20.00	$6,280.00	$523.33	$20.50	$41,861.00	$3,488.42	$139,896.50	$11,658.04
06/01/14 - 05/31/15	$21.00	$6,594.00	$549.50	$21.00	$42,882.00	$3,573.50	$145,534.75	$12,127.90
06/01/15 - 05/31/16	$22.00	$6,908.00	$575.67	$22.00	$44,924.00	$3,743.67	$152,194.00	$12,682.83

ADDENDUM TO LEASE AMENDMENT #5

The undersigned agree as follows effective June 1, 2012:

1.	Effective June 1, 2012, Windsor Permian, LLC assigned all right, title and interest as tenant in this Lease Agreement to Lessee, Diamondback E & P LLC.

2.	Lessor consents to such assignment subject to the execution of this Addendum to Lease Amendment #5 by all of the undersigned, but expressly does not release Windsor Permian, LLC from liability under this Lease Agreement.

3.	Lessee expressly assumes all obligations as Lessee under the Lease Agreement as amended by this Lease Amendment #5.

LESSOR:
FASKEN MIDLAND LLC
By:	JB Fund 1, LLC, Manager
By:	Its Managers
North Waterfront Corporation

	By:	/s/ Thomas E. Cooper
Thomas E. Cooper, Vice-President

JB Financials, Inc.

	By:	/s/ Thomas E. Cooper
Thomas E. Cooper, Vice-President
Date: 7/25/12

LESSEE:		WINDSOR PERMIAN, LLC
DIAMONDBACK E&P LLC

BY:	/s/ Travis D. Stice	By:	/s/ Travis D. Stice
Title:	President and CEO	Title:	President and CEO
Date:	8/15/12	Date:	8/15/12